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                                                                   EXHIBIT 10.24


BRIDGE FINANCING FACILITY AGREEMENT





BETWEEN



GENSEC IRELAND LIMITED



AND



UTI WORLDWIDE INC




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                                                                              2.

1. DEFINITIONS AND INTERPRETATION

   IT IS AGREED AS FOLLOWS:

1.1 In this Agreement the following expressions bear the meanings assigned to them below:

1.1.1 "ACQUIREE" means The Continental Group, incorporating Continental Air Express (HK) Limited, Continental Container Lines Limited, Continental Container Lines Inc., Continental Cargo Logistics Inc. (registered in New
       York) and Continental Cargo Logistics Inc. (registered in California);

1.1.2 "ACQUISITION AGREEMENT" means the acquisition agreement (or, if more than one) the acquisition agreements to be entered into between UTi (HK) Limited and the Acquiree in terms of which UTi (HK) Limited acquires the business and fixed assets of Continental Air Express (HK) Limited, Continental Container Lines Limited and Continental Container Lines Inc, and between Union-Transport Corporation and the Acquiree in terms of which Union-Transport Corporation acquires the business and fixed assets of Continental Container Logistics Inc (registered in New York) and Continental Container Logistics Inc. (registered in California);

1.1.3 "ADVANCE" means any advance made or to be made by the Lender under the Facility or, as the case may be, the outstanding principal amount of any such advance;

1.1.4 "ASSIGNMENT OF RECEIVABLES" means the assignment of receivables of even date in terms of which all receivables of the Guarantor are assigned to the Lender;

1.1.5  "BORROWER" means UTi Worldwide Inc;

1.1.6  "BREAKING COSTS" means:

1.1.6.1 the amount of interest which the Lender should have received for the period from the date of receipt of all or part of an Advance or unpaid sum to the last day of the last current Interest Period in respect of that Advance or unpaid sum had the principal amount or unpaid sum received been paid on the last day of that interest period, less





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                                                                              3.

1.1.6.2 the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or unpaid sum received by the Lender on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

1.1.7  "BUSINESS DAY" means a day (other than Saturday or Sunday) on which

1.1.7.1  Dollar Deposits may be dealt on the London inter-bank market, and

1.1.7.2  commercial banks are open for business in London;

1.1.8 "CAPITAL ADEQUACY REQUIREMENT" means any present or future law or request or requirement (whether legal or otherwise) the direct or indirect result of which is:

1.1.8.1 to require the Lender to maintain a minimum level of capital or to allocate capital resources to the Facility; or

1.1.8.2  to reduce the overall return on the Lender's capital; or

1.1.8.3 to impose on or apply to the Lender any other capital adequacy or similar requirement;

1.1.9  "COMMITMENT TERMINATION DATE" means 15 SEPTEMBER 2000;

1.1.10 "DOLLARS" and "$" and "US$" mean lawful currency of the United States of America;

1.1.11 "EVENT OF DEFAULT" means any one of the events mentioned in clause 15;

1.1.12 "FACILITY" means the Facility created hereunder;

1.1.13 "FACILITY AMOUNT" means US$ 5,000,000 (five million US$);

1.1.14 "FAIR PROPORTION" of any amount means that proportion of that amount which the Lender determines to be fairly allocable to this Agreement, the Facility and/or all or any part of any Advance or any overdue sum;

1.1.15 "FINANCE DOCUMENTS" means this Agreement, the Guarantee and the Security Documents;





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                                                                              4.

1.1.16 "GROUP" means at any particular time, the Borrower and the Guarantor and every holding company, subsidiary company and subsidiary company of every holding company of the Borrower and the Guarantor (and "member of the Group" shall be construed accordingly) and for purposes of this definition "subsidiary company" and "holding company" shall have the meanings attributed to them in section 736 of the Companies Act, 1989 of the United Kingdom;

1.1.17 "GUARANTEE" means a guarantee given by the Guarantor in respect of the Borrower's payment obligations under this Agreement;

1.1.18 "GUARANTOR" means UTi (HK) LIMITED;

1.1.19 "INTEREST PERIOD" means a period by reference to which interest is calculated on the amount due under the terms of this Facility;

1.1.20 "IPO" means an Initial Public Offering of the Borrower on the Nasdaq national index;

1.1.21 "LENDER" means Gensec Ireland Limited (registered in the Republic of Ireland with registration number 281370);

1.1.22 "LIBOR" means the offered rate for 1 (one) month deposits in Dollars, in volume and duration equivalent to the amount in question as at 11:00 a.m. on the 2nd (second) Business Day before the commencement of the period for which the interest rate is to be determined, as such rate appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London inter-bank offered rates of major banks for deposits in Dollars), on the basis of such interest being calculated daily, compounded monthly in arrear and calculated on a 360 (three hundred and sixty) day year, as certified by any manager of the Lender (whose appointment and authority and designation it shall not be necessary to prove) or, if no such service is available, "LIBOR" shall mean the arithmetic mean (rounded, if necessary to the nearest fifth decimal place) of the respective rates, as quoted to the Lender, at its request, by Commerzbank Aktiengesellschaft, Dresdner Bank Luxembourg S.A. and Nedcor Bank Limited (acting through its London branch) ("THE REFERENCE




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                                                                              5.

       BANKS") to prime banks in the ordinary course of business in the London inter-bank market at or about 11:00 a.m. on the date two Business Days prior to the commencement of the period for which the interest rate is to be determined for the offering of dollar deposits in an amount equal or approximately equal to the amount in question, provided that if any of the Reference Banks shall be unable or otherwise fails to supply such offered rate by 1:00 p.m. on the required date, "LIBOR" shall be determined on the basis of the quotations of the remaining Reference Banks;

1.1.23 "MARGIN" means 340 basis points;

1.1.24 "MONTH" means a period of 30 days terminating on any day in a calendar month;

1.1.25 "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, and/or the making of any determination by the Lender, provided for in clause 15.1, would become an Event of Default;

1.1.26 "REPAYMENT DATE" means the earlier of a day falling 12 months from the date of first draw down of the Facility or the date on which this Agreement terminates for any reason;

1.1.27 "SECURITY DOCUMENTS" means the Assignment of Receivables and any other security document that may at any time be executed in favour of the Lender pursuant to or in connection with any Finance Document;

1.1.28 "SECURITY PROPERTY" means all rights, title and interests in, to and under the Security Documents, including:

1.1.28.1 the benefit of the undertakings contained in the Security Documents and

1.1.28.2 all sums received or recovered by the Lender under or pursuant to any Security Document and any assets representing the same.





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                                                                              6.

1.2 INTERPRETATION

    In this Agreement and the schedules to this Agreement, except to the extent that the context otherwise requires or as otherwise expressly stipulated, a reference to:

1.2.1 the "ASSETS" of any Person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated;

1.2.2  "BORROWED MONEY" includes any Indebtedness -

       (a) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-leaseback, sale-and-repurchase and any form of "off-balance sheet" financing);

       (b) for the deferred purchase price of Assets or services (other than goods or services obtained on normal commercial terms in the ordinary course of trading); and

       (c)  any guarantee in respect of any Indebtedness falling within (a) or
            (b) above;

1.2.3 a "GUARANTEE" also includes an indemnity, and any other obligation (whatever called) of any Person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of Assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness of any other Person;

1.2.4 "INDEBTEDNESS" includes, with respect to any Person, any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) -

       (a)  of the relevant person for the payment or repayment of money; or





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                                                                              7.

       (b) of any other Person for the payment or repayment of money secured by Security on Assets of the relevant person, whether or not the relevant person is liable in respect of any obligation so secured;

1.2.5 this "AGREEMENT" includes this agreement and all attachments as from time to time amended, supplemented, assigned, novated, restated or replaced;

1.2.6 having a "MATERIAL ADVERSE EFFECT" on the Borrower or the Guarantor means having a material adverse effect -

       (a) on the Borrower's or Guarantor's financial condition or business or on the consolidated financial condition or business of the Group,

       (b) on the Borrower's or Guarantor's ability to perform and comply with any of the Borrower's or the Guarantor's obligations under any Finance Document; or

       (c) on the validity, legally binding nature or enforceability of any Security expressed to be created by the Borrower or the Guarantor by or pursuant to any Security Document or on the priority and ranking of that Security;

1.2.7 any "OBLIGATION" of any Person under any document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under that document (and "created", "due", "owing", "payable" and "receivable" shall be similarly construed);

1.2.8 a "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality);

1.2.9 "SECURITY" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including





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                                                                              8.

       any "flawed asset" arrangement) (and "secured" shall be construed accordingly);

1.2.10 "TAX(ES)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

1.2.11 a time of the day is to London time unless otherwise stated;

1.2.12 the "WINDING-UP" of a Person also includes the amalgamation, reconstruction, administration, dissolution, liquidation, merger or consolidation of that Person, and any equivalent or analogous procedure under the law of any jurisdiction.

2.  THE FACILITY

2.1 Subject to the terms of this Agreement, the Lender agrees to make the Facility available to the Borrower.

2.2 The aggregate US$ amount of all outstanding Advances shall not exceed the Facility Amount. The Lender shall not be obliged to make an Advance if it would cause the aggregate US$ amount of outstanding Advances to exceed the Facility Amount.

3.  PURPOSE

    The Borrower shall be entitled to make drawings under this Facility to fund a down payment by UTi (HK) Limited and/or Union-Transport Corporation, as the case may be, for the purchase of the business and fixed assets of the Acquiree in terms of the Acquisition Agreement, as more fully described in
    1.1.2 and any Advance granted by the Lender to the Borrower shall be used solely for this purpose. Without affecting the obligations of the Borrower in any way, the Lender is not obliged to monitor or verify the application of the Advance.

4.  CONDITIONS PRECEDENT

    The Borrower may not make a request for the Advance until the Lender or its agent has received all of the documents listed in Schedule 1 to this Agreement in form and substance satisfactory to the Lender.





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                                                                              9.

5.  DRAWDOWN

5.1  DRAWDOWN CONDITIONS

     The Lender will make the Advance to the Borrower if the following additional conditions are fulfilled:

5.1.1 not later than 10 a.m. on the third Business Day prior to the proposed date of the Advance (or, as the case may be, such later time as may be acceptable to the Lender for the purpose of the relevant request), the Lender has received from the Borrower a notice specifying the matters set out in clause 5.2.;

5.1.2  all representations and warranties in clauses 13.1 to 13.10 and clause
       13.14 of this Agreement and in clauses 4.1 to 4.11 and clause 3.13 of the Guarantee(except to any extent waived in accordance with clause 17.4) have been complied with and would be correct in all respects deemed by the Lender to be material if repeated on the proposed date of the Advance by reference to the circumstances then existing.

5.2  DRAWDOWN REQUEST TO SPECIFY

     The following matters are to be specified in the notice requesting the
     Advance:

5.2.1 the proposed date of the Advance must be a Business Day and must be on or before the Commitment Termination Date; and

5.2.2 details of the bank in Jersey and account in the Borrower's name to which the Borrower wishes the Lender to pay the proceeds of the Advance.

5.3  LIMIT ON NUMBER OF ADVANCES

     There may not be more than one Advance.





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                                                                             10.

6.  INTEREST

6.1  INTEREST PERIODS

     Interest Periods shall be calculated on each Advance by reference to successive Interest Periods (the first beginning on the proposed date of that Advance and each subsequent one beginning on the last day of the previous one) of 1 month duration except that the last Interest Period shall end on the Repayment Date.

6.2  INTEREST RATE

6.2.1 The rate of interest applicable to an Advance as determined by the Lender will be equal to the sum of:

6.2.1.1  the Margin; and

6.2.1.2  LIBOR.

6.2.2 The Margin will increase by 20 basis points per month from 27 February 2001, should the IPO not have occurred by 27 February 2001.

6.3  NOTIFICATION OF INTEREST RATE

     The Lender will notify the Borrower promptly of the rate of interest determined by the Lender under this Agreement.

6.4  CALCULATION AND PAYMENT OF INTEREST

     All interest payable under any Finance Document shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year and shall be paid in arrear on the last day of each Interest Period (in the case of interest payable under this clause) or in accordance with clause 15.2 (in the case of interest on overdue sums).





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                                                                             11.

7.  REPAYMENT

7.1  FINAL REPAYMENT

7.1.1 The sum advanced under the Facility shall be repaid in twelve equal monthly instalments of capital, payable monthly in arrears. The first monthly repayment will be made on the date which is one month following the date of advance and every successive payment shall be made on the corresponding date in each succeeding month. The last payment shall be made on the Repayment Date.

7.1.2 Interest payable in terms of clause 6 will be payable simultaneously with the repayments of capital.

7.1.3 The Borrower may not repay or prepay all or any part of the sum advanced under the Facility except as expressly provided in this Agreement and the Borrower may not re-borrow any amount repaid.

7.2  MANDATORY PREPAYMENT

     Within one month after the date of the IPO the Borrower shall prepay all Advances, together with all unpaid accrued interest and fees (including the fees referred to in 7.3) and any other sums then due under any Finance Document to which the Borrower is a party. Simultaneously with such payment the Facility under this Agreement will be cancelled.

7.3  VOLUNTARY PREPAYMENT CANCELLATION

     The Borrower may, by giving not less than five Business Days' prior notice (or such shorter period as the Lender may agree), prepay the Facility in whole and all unpaid accrued interest on the amount prepaid from one month after draw down, subject to the payment of the early cancellation fees set out below which shall be paid simultaneously with the prepayment of the
     Facility:

7.3.1 if the Facility is prepaid in full in month 1 after draw down, the cancellation fee shall be US$ 80,000;

7.3.2 if the Facility is prepaid in full in month 2 after draw down, the cancellation fee shall be US$ 75, 000;





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                                                                             12.

7.3.3 if the Facility is prepaid in full in month 3 after draw down, the cancellation fee shall be US$ 70,000;

7.3.4 if the Facility is prepaid in full in month 4 after draw down, the cancellation fee shall be US$ 65,000;

7.3.5 if the Facility is prepaid in full in month 5 after draw down, the cancellation fee shall be US$ 60,000;

7.3.6 if the Facility is prepaid in full in month 6 after draw down, the cancellation fee shall be US$ 50,000;

7.3.7 if the Facility is prepaid in full in month 7 after draw down, the cancellation fee shall be US$ 40,000;

7.3.8 if the Facility is prepaid in full during months 8 and 9 after draw down, the cancellation fee shall be US$ 30,000;

7.3.9 if the Facility is prepaid in full during months 10 and 11 after draw down, the cancellation fee shall be US$ 10,000;

7.3.10 if the Facility is prepaid in full in month 12 after draw down, there shall be no cancellation fee.

7.4  AUTOMATIC CANCELLATION

     The undrawn amount of the Facility shall be automatically cancelled at the close of business in London on the Commitment Termination Date.

8.  FEES

8.1  FRONT END FEE

     The Borrower shall pay the Lender a front end fee of 60 basis points flat one month from the date of signing of the mandate letter (which letter was signed on 11 August 2000). This fee shall be payable to the Lender, notwithstanding the successful draw down of any Advances pursuant to this Agreement or completion of the Acquisition Agreement.





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                                                                             13.

8.2  COMMITMENT FEE

     The Borrower shall pay the Lender a commitment fee of 50 basis points calculated for the period commencing one month from date of signing of the mandate letter, being 11 August 2000 and terminating on the date of drawdown, if after 11 September 2000, as follows:

          50 bpt x US$5,000,000.00 x (number of days from 11 September 2000 to the date of the Advance/360)

     and will be payable on the date of the Advance.

8.3  LEGAL FEES

     All legal fees and out of pocket expenses incurred in relation to this agreement and in relation to the obtaining of Security, including those fees incurred in preparing this agreement and any Security Documents, are for the account of the Borrower.

9.  TAXES

9.1  PAYMENTS TO BE FREE AND CLEAR

     All sums payable by the Borrower under any Finance Document shall be paid free of any restriction or condition and free and clear of and (except to any extent required by law) without any deduction or withholding, whether on account of tax, by way of set-off or otherwise.

9.2  INDEMNITY

     If the Borrower or any other Person are obliged by law to make any deduction or withholding from any such sum:

9.2.1 the Borrower shall notify the Lender of any such requirement (or any change in any such requirement) as soon as the Borrower becomes aware of it;

9.2.2 the Borrower agrees to indemnify the Lender against any such deduction or withholding and against any tax for which the Lender may be liable in respect of such sums and the Borrower agrees that any amounts payable





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                                                                             14.

       by the Borrower under this indemnity are due and payable when the sums subject to withholding or deduction are due and payable; and

9.2.3 within 30 days after making any deduction or withholding, the Borrower shall provide the Lender with evidence satisfactory to the Lender of that deduction or withholding and the remittance thereof to the relevant authority.

10.  INCREASED COSTS

     If at any time the introduction of or any change in, or in the interpretation or application of, any law or request or requirement (whether legal or otherwise) of any central bank or any agency of any state directly or indirectly:

10.1 increases the cost to the Lender of agreeing to make, making, maintaining and/or funding all or any part of any Advance or of any overdue sum payable to the Lender under any Finance Document; and/or

10.2 reduces any sum received or receivable by the Lender under any Finance Document or the effective return to the Lender under any Finance Document or the overall return on the Lender's capital; and/or

10.3 requires the Lender to make any payment (except for such tax) or forgo any interest or other return on or calculated by reference to the amount of any such sum the Borrower shall from time to time on demand (whenever made) pay to the Lender the amount certified by the Lender to be necessary to indemnify the Lender against that increased cost, reduction, payment or forgone interest or other return. Under this clause, the Lender shall also be entitled to be compensated not only for an increased cost, reduction, payment or forgone interest or other return directly attributable to any Finance Document but also for a Fair Proportion of any increased cost, reduction, payment or forgone interest or other return directly or indirectly resulting from any Capital Adequacy Requirement.

11.  ILLEGALITY

     If at any time it is or will become unlawful or contrary to any request or requirement (whether legal or otherwise) of any central bank or any agency of any state for the





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                                                                             15.

     Lender to make, maintain, fund or have outstanding all or any part of any Advance and/or to carry out all or any of the Lender's obligations under any Finance Document then:

11.1 on the Lender's notifying the Borrower, the Lender's obligation to make Advances will terminate (and the Available Commitment will be permanently reduced to zero) and/or, as the case may be;

11.2 the Borrower shall repay any outstanding sum due under the terms of this Facility on the date specified by the Lender, together with all unpaid accrued interest and fees and any other sums then due under any Finance Document.

12.  PAYMENTS

12.1   BY BORROWER

       Each payment by the Borrower under any Finance Document shall be made in Dollars in same day funds by credit to the Lender's account, details of which are as follows:

        Correspondent Bank:          Bankers Trust Co, New York

        SWIFT Code:                  BKTRUS33

        Chips Participant Number:    0103

        Account Number:              044 11755

        Sub Account:                 Deutsche International Custodial Service
                                     (Ireland) Limited

                                     A/C Gensec Ireland

        Sub Account Number:          0208467 0000 USD 000 CUS

       (or such other account and/or bank as the Lender may from time to time designate) so as to be received by 11 a.m. London time on the due date.

12.2   NON-BUSINESS DAYS

       If an Interest Period would otherwise end on a non-Business Day, it shall instead end on the next Business Day in the same calendar month (if there is





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                                                                             16.

         one) or the preceding Business Day (if there is not). Any payment to be made by the Borrower on a day which is not the last day of an Interest Period and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

13.  REPRESENTATIONS AND WARRANTIES

     By signing this Agreement, the Borrower represents and warrants to the Lender as follows:

13.1   STATUS

       The Borrower is a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands with power to enter into, exercise its rights and perform its obligations under each Finance Document.

13.2   AUTHORISATIONS AND CONSENTS

       All action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents, the making of registrations, and the like) in order:

13.2.1 to enable the Borrower lawfully to enter into, exercise its rights and perform and comply with its obligations under each Finance Document;

13.2.2 to ensure that those obligations are valid, legally binding and enforceable;

13.2.3 to ensure that those obligations rank and will at all times rank in accordance with clause 14.1;

13.2.4 to enable the Borrower to create the Security to be created by the Borrower by or pursuant to each Security Document and to ensure that that Security has the priority and ranking which it is expressed to have; and

13.2.5 to make each Finance Document admissible in evidence in the courts of England; and

13.2.6   for the making of appropriate registrations of the Security Documents.





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                                                                             17.

13.3 NON-VIOLATION ETC

     The Borrower's entry into, exercise of its rights and/or performance of its obligations under any Finance Document do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by:

13.3.1 any law to which the Borrower is subject, including but not limited to any laws which restrict or prohibit the giving by a company of financial assistance for the purchase of its own shares; or

13.3.2 the Borrower's constitutional documents; or

13.3.3 any other agreement to which the Borrower, the Guarantor or any other member of the Group is a party or which is binding on the Borrower or the Borrower's Assets,

       or (save as provided in the Security Documents) result in the existence of, or oblige the Borrower to create, any Security over those Assets.

13.4 OBLIGATIONS BINDING

     Subject, in the case of the enforceability of the Security Documents, to the registrations referred to in clause 13.2.5 being made:

13.4.1 the Borrower's obligations under each Finance Document are valid, binding and enforceable; and

13.4.2 the Guarantor's obligations under the Security Documents are valid, binding and enforceable;

13.4.3 each Security Document creates (or, once entered into, will create) as security for the obligations expressed to be secured by it, valid, binding and enforceable Security over the assets expressed to be charged by it in the Lender's favour and having the priority and ranking expressed to be created by that Security Document.

                                                                             18.

13.5 NO DEFAULT

     No Event of Default or Potential Event of Default has occurred, or will occur as a result of making any Advance, except for any waived in accordance with clause 17.4.

13.6 EXISTING SECURITY

     No Security exists on or over the Borrower's Assets except as permitted by clause 14.2.

13.7 NO MATERIAL ADVERSE CHANGE

     There has been no material adverse change in the financial condition or operations of the Borrower or the Guarantor since the date of their most recent published audited financial statements.

13.8 LITIGATION

     No litigation, arbitration or administrative proceeding is current, pending or threatened:

13.8.1 to restrain the Borrower's entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under any Finance Document; or

13.8.2 which has or could have a Material Adverse Effect on the Borrower or the Guarantor.

13.9  WINDING UP

      No meeting has been convened for the Borrower's Winding-up, no such step is intended by the Borrower and, so far as the Borrower is aware, no petition, application or the like is outstanding for the Borrower's Winding-up.

13.10 TITLE

      the Guarantor has good and marketable title to the assets expressed to be charged by the Guarantor by or pursuant to the Security Documents free and clear of all Security except the Security created by or pursuant to, or permitted by, the Security Documents.

                                                                             19.

13.11 DISCLOSURE

      There are no material facts in relation to the Borrower and/or any member of the Group and/or the Assets and affairs of the Borrower or those of any member of the Group which have not been disclosed to the Lender before the date of this Agreement and which, if disclosed, might reasonably be expected adversely to affect the decision of a Person considering whether to provide finance to the Borrower or the Guarantor.

13.12 GUARANTOR'S REPRESENTATIONS AND WARRANTIES

      Each of the representations and warranties by the Guarantor in clause 4 of the Guarantee is correct.

13.13 REPETITION

      Each of the representations and warranties in clauses 13.1 to 13.12 and
      13.14 will be correct and complied with so long as any sum remains to be lent and/or remains payable under any Finance Document as if repeated then by reference to the then existing circumstances.

13.14 THE SUM

      The Advance available under the Facility will be used for the purposes stated in clause 3 above and shall not be used for any other purpose.

13.15 ACCOUNTS

      The most recent audited financial statements of the Borrower:

13.15.1 were prepared in accordance with International Accounting Standards;

13.15.2 make full disclosure of or make adequate provision for, all liabilities, contingent or otherwise, of the Borrower at the relevant date, and there are no unrealised or anticipated losses at that date arising from commitments entered into by the Borrower which were not so disclosed or provided for;

13.15.3 fairly reflect the financial affairs, operations and results of the Borrower at the relevant date and for the period to which they relate.

                                                                             20.

14.  UNDERTAKINGS

     So long as any sum remains to be lent and/or remains payable under any Finance Document:

14.1   RANKING OF OBLIGATIONS

       Without prejudice to clause 13.2.4, the Borrower's payment obligations under each Finance Document rank and will at all times rank at least equally and rateably in all respects with all the Borrower's other unsecured Indebtedness other than such Indebtedness as would, by virtue only of the operation of law, be preferred in the event of the Borrower's Winding-up.

14.2   NEGATIVE PLEDGE

       The Borrower will not create or have outstanding any Security on or over its assets except for:

14.2.1   the Security created by or pursuant to the Security Documents;

14.2.2 liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of its business in respect of indebtedness which either -

14.2.2.1   has been due for less than seven days; or

14.2.2.2   is being contested in good faith and by appropriate means;

14.2.3 pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for indebtedness to a bank or financial institution directly related to the goods or documents on or over which that pledge exists;

14.2.4 any Security existing at the time of acquisition on or over any Asset acquired by it (otherwise than from another member of the Group) after the date of the Facility Agreement and not created in contemplation of or in connection with that acquisition but, except with the prior consent of the Lender, the principal, capital or nominal amounts secured by any such Security and outstanding at the time of acquisition may not be increased);

                                                                             21.

14.2.5 any Security created by a member of the Group (other than the Borrower, or the Guarantor) in favour of the Borrower or the Guarantor, and vice versa;

14.2.6 in the case of a Person which becomes a member of the Group after the date of the Facility Agreement, any Security existing on or over its Assets when it becomes a member of the Group and not created in contemplation of or in connection with its becoming a member of the Group (provided that, except with the prior consent of the Lender:

14.2.6.1 the principal or nominal amount secured by any such Security and outstanding when the relevant Person becomes a member of the Group may not be increased except by reason of any fluctuation in the amount outstanding under, and within the limits and in accordance with the terms of, facilities which exist and are secured by the relevant Security when it becomes a member of the Group; and

14.2.6.2 no indebtedness may be secured by any such Security which is not secured by the relevant Security when the relevant Person becomes a member of the Group);

14.2.7 any Security created on any Asset acquired by it after the date of the Facility Agreement for the sole purpose of financing or refinancing that acquisition and securing a principal or nominal amount not exceeding 80% of the cost of that acquisition;

14.2.8 any Security on credit balances with a bank or similar financial institution as security for back-to-back or similar finance or net overdraft facilities to be provided to the Borrower;

14.2.9 any other Security created or outstanding with the prior written consent of the Lender;

14.2.10 any other Security created or outstanding on or over assets of the Borrower provided that the aggregate outstanding principal, capital or nominal amount secured by all Security created or outstanding under this exception on or over Assets on the Borrower and the Guarantor must not at any time exceed US$5,000,000 or its equivalent (as reasonably

                                                                             22.

         determined by the Lender) in respect of any one asset or US$25,000,000 or its equivalent (as reasonably determined by the Lender) in the aggregate.

14.3  DISPOSALS

      The Borrower undertakes that it will not, and it shall ensure that the Guarantor will not, (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, exchange, or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) the whole or substantially the whole of their assets or undertakings or business or substantially the whole of their assets if such sale, transfer, exchange or disposal would have a Material Adverse Effect on the Borrower or the Guarantor.

14.4  CHANGE OF BUSINESS

      The Borrower will ensure that there is no material change in the nature or strategy of its business (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise).

14.5  GUARANTEES

      The Borrower will not give any guarantee of any of the Indebtedness of any Person for or in respect of Borrowed Money. The Borrower will ensure that (except for guarantee by the Guarantor of the Borrower's Indebtedness) no Person gives any guarantee of or Security for any of the Borrower's Indebtedness for or in respect of Borrowed Money.

14.6  CHANGE IN CONTROL

      The Borrower will not do or omit to do anything which would or might result in a change in its control.

14.7  EVENTS OF DEFAULT

      The Borrower will notify the Lender of the occurrence of any Event of Default or Potential Event of Default immediately upon becoming aware of it and will

                                                                             23.

      from time to time on request promptly deliver to the Lender a certificate stating that, so far as it is aware, no Event of Default or Potential Event of Default has occurred or setting out details of any Event of Default or Potential Event of Default of which it is aware and the action taken or proposed to be taken to remedy it.

14.8  ACCOUNTS

14.8.1 As soon as available and in any event within 90 days after the end of each of the Borrower's financial years (beginning with the current one), the Borrower will deliver to the Lender a copy of its annual report and audited accounts (both consolidated and unconsolidated,) as at the end of and for that financial year, together with copies of the related directors' and auditors' reports.

14.8.2 As soon as available and in any event within 60 days after the end of the first 6 months of each of the Borrower's financial years (beginning with the current one), the Borrower will deliver to the Lender a copy of its interim accounts (both consolidated and unconsolidated) as at the end of and for that 6 month period (if interim accounts are prepared by the Borrower in the ordinary course).

14.8.3 As soon as possible and in any event within 30 days after the end of each month the Borrower will deliver to the Lender a copy of its profit and loss accounts as at the end of and for that month.

14.8.4 As soon as possible and in any event within 60 days after the end of each quarter the Borrower will deliver to the Lender a copy of its financial ratios pertaining to balance sheet items as at the end of and for that quarter as well as the accounts (whether or not they have been audited) on which the financial ratios have been calculated;

14.8.5 as soon as possible and in any event within seven Business Days after the end of each month following the month to which it relates the Borrower will procure the delivery to the Lender of a report setting out the particulars of the receivables assigned to the Lender in terms of the Assignment of Receivables.

                                                                             24.

14.9  INFORMATION TO SHAREHOLDERS OR CREDITORS

      At the same time as sent to its shareholders (or any class of its shareholders) or creditors, the Borrower will deliver to the Lender a copy of any circular, document or other written information sent to its shareholders (or any class of its shareholders) or creditors as such.

14.10 LITIGATION

      The Borrower will promptly deliver to the Lender details of any litigation, arbitration or administrative proceeding which has rendered or may render the representation and warranty in clause 13.8 incorrect.

14.11 INFORMATION

      The Borrower will promptly deliver to the Lender such information relating to its financial condition or business as it may from time to time reasonably request.

14.12 FINANCIAL POSITION

14.12.1 The debt (interest bearing) / Equity NAV (net of intangible assets) ratio shall not exceed 50%. The Borrower as soon as available and in any event within 60 days after the end of each quarter in writing confirm the above ratio. For purposes of this clause 14.12.1 -

14.12.1.1 "INTEREST BEARING DEBT" means all debt of an interest bearing nature of the Borrower, including contingent liabilities, redeemable preference shares, redeemable debentures and all and any interest obligations or other obligations which are in substance of a substantially similar nature to interest which are payable in terms of any off balance sheet financing structure but in respect of which positive cash balances will be offset (and, if there is a dispute as to whether any obligation is in substance of a substantially similar nature to interest, such dispute shall be referred to the Lender's auditors for the time being, acting as experts and not as arbitrators and whose decision shall be final and binding on the parties and who shall determine the liability for their charges);

                                                                             25.

14.12.1.2 "SHAREHOLDERS FUNDS" means the sum of the issued share capital, share premium, reserves (but excluding asset revaluation reserves), retained income or LESS accumulated losses (as the case may be) plus any ceded and/or subordinated shareholders' loans or subordinated compulsory convertible debentures, LESS any amounts attributable to goodwill or any other intangible assets appearing in the balance sheet from time to time, and excluding any redeemable preference shares.

14.12.2 The Borrower shall maintain an interest cover ratio of five times being EBIT/net interest paid for the preceding 6 month period during the currency of the Facility. The Borrower's interest cover will be calculated on a consolidated basis as follows:

14.12.2.1 "INTEREST COVER" means, in respect of an period, EBIT divided by net interest paid for that period;

14.12.2.2 "EBIT" means, in respect of any period, income before net interest paid, taxation and abnormal items, but excluding extraordinary items, for that period;

14.12.2.3 "NET INTEREST PAID" means all the interest paid by the Borrower, including all and any interest obligations or other obligations which are in substance of a substantially similar nature to interest which is payable in terms of any off balance sheet financing structure (and, if there is a dispute as to whether any obligation is in substance of a substantially similar nature to interest, such dispute shall be referred to the Lender's auditors for the time being, acting as experts and not as arbitrators and whose decision shall be final and binding on the parties and who shall determine the liability for their charges), less interest received by it.

14.12.3 The Borrower shall ensure that cash flow from operations after working capital movements to net finance charges shall at all times provide 2,5 times cover for the preceding 6 months period. The cash flow ratio will be calculated on a consolidated basis as follows:

                                                                             26.

14.12.3.1 "INTEREST CASH COVER" means in respect of any period EBITDA divided by net interest paid for that reporting period;

14.12.3.2 "EBITDA" means income before interest paid (including interest paid in terms of any off balance sheet financing structure), taxation, depreciation and amortisation, after abnormal items, less any extraordinary items for that reporting period;

14.12.3.3 "NET INTEREST PAID" means all the interest paid by the Borrower, including all and any interest obligations or other obligations which are in substance of a substantially similar nature to interest which is payable in terms of any off balance sheet financing structure (and, if there is a dispute as to whether any obligation is in substance of a substantially similar nature to interest, such dispute shall be referred to the Lender's auditors for the time being, acting as experts and not as arbitrators and whose decision shall be final and binding on the parties and who shall determine the liability for their charges), less interest received by it.

14.13  SPECIAL COVENANT

       Notwithstanding anything contained in this agreement the Borrower undertakes that the value of the receivables assigned to the Lender pursuant to the Assignment of Receivables shall at all times be equal to or exceed 1,5 times the indebtedness of the Borrower to the Lender under the Facility ("THE COVENANT"). The Borrower undertakes to procure that the Covenant is maintained at all times, if necessary by the provision of further security, or the procuring of further security, in a form acceptable to the Lender. The Lender shall have the right to call for additional security, up to an amount of two times the indebtedness of the Borrower to the Lender under the Facility, if the IPO does not occur on or before 30 November 2000.

15.  DEFAULT

15.1   EVENTS OF DEFAULT

       The Lender reserves the right (by sending notice to the Borrower) to terminate its obligation to make any (or any further) Advance (whereupon the Available Commitment will be permanently reduced to zero) and/or, as the case may

                                                                             27.

      be, to demand immediate repayment of any sum due under the Facility (together with all unpaid accrued interest and fees and any other sums then due under any Finance Document, including any amount payable under 7.3), at any time after any of the following Events of Default occurs (for whatever reason and whether within or beyond the Borrower's or the Lender's control and whether or not any Event of Default is continuing):

15.1.1 NON-PAYMENT

       The Borrower does not pay any sum due under any Finance Document when due and in the manner required by that Finance Document that non-payment is not remedied within 4 Business Days after the date on which the Borrower receives written notice from the Lender requiring it to make payment.

15.1.2 BREACH OF REPRESENTATION

       Any representation, warranty or statement by the Borrower or the Guarantor in any Finance Document is not complied with or is or proves to have been incorrect when made or deemed repeated.

15.1.3 BREACH OF UNDERTAKING

       The Borrower or, as the case may be, the Guarantor does not perform or comply with any one or more of the obligations assumed by the Borrower or it in clause 14 of this Agreement or, as the case may be, clause 4 of the Guarantee.

15.1.4 BREACH OF OTHER OBLIGATION

       Any other obligation assumed by the Borrower or the Guarantor under any Finance Document is not performed or complied with and, if that default is capable of remedy within 3 Business days, that default is not remedied within 3 Business days after the Lender has notified the Borrower or, as the case may be, the Guarantor that the Lender requires it to be remedied.

                                                                             28.

15.1.5 CROSS DEFAULT

       Any other Indebtedness of the Borrower or the Guarantor or any other member of the Group for or in respect of Borrowed Money is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that Indebtedness or, as a result of any actual or potential default, event of default or the like (however described) any facility relating to any such Indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any Person otherwise entitled to use any such facility is not so entitled.

15.1.6 INSOLVENCY

       The Borrower or the Guarantor are deemed by law or a court to be insolvent or unable to pay its or their debts, stop, suspend or threaten to stop or suspend payment of all or a material part of (or of a particular type of) its or their debts, begin negotiations or take any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its or their debts (or of any part which it or they will or might otherwise be unable to pay when due), propose or make a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the Borrower's Indebtedness or that of the Guarantor.

15.1.7 ENFORCEMENT PROCEEDINGS

       A distress, attachment, execution or other legal process is levied, enforced or sued out on or against the Borrower's Assets or those of the Guarantor and is not discharged or permanently stayed within 5 days.

15.1.8 SECURITY ENFORCEABLE

       Any Security on or over the Borrower's Assets or those of the Guarantor becomes enforceable, void or invalid and, except in the case of Security created by or pursuant to any Security Document, any step (including the

                                                                             29.

         taking of possession or the appointment of a receiver, manager or similar) is taken to enforce that Security.

15.1.9   WINDING UP

         Any step is taken by any Person with a view to the Borrower's Winding-up or that of the Guarantor unless the Borrower or the Guarantor as the case may be is contesting that action in good faith and is able to show to the Lender's satisfaction that such action will be struck out or dismissed within 5 days, or the Borrower or the Guarantor cease or threaten to cease to carry on all or a material part of its or their business (except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Lender before that step is taken) or, as the case may be, before the relevant cessation or threat.

15.1.10  CHANGE OF CONTROL

         Any step is taken by any one with a view to any change in the Borrower's ownership and/or control and/or that of the Guarantor.

15.1.11  ILLEGALITY

         It is or will become unlawful for the Borrower or the Lender to perform their obligations under any Finance Document or, as the case may be, for the Guarantor to perform its obligations under any Finance Document to which they are party, either in whole or in part.

15.1.12  LITIGATION

         Any litigation, arbitration or administrative proceeding is current pending or threatened -

15.1.12.1 to restrain the entry into, exercise of any of the Borrower's rights and/or the performance or enforcement of or compliance with any of the Borrower's obligations under any Finance Document and/or those of the Guarantor under any Finance Document to which they are a party; or

                                                                             30.

15.1.12.2 which has or could have a Material Adverse Effect on the Borrower or the Guarantor.

15.1.13  GUARANTEE

         The Guarantee is not (or is claimed by the Borrower or the Guarantor not to be) in full force and effect.

15.1.14  SECURITY DOCUMENTS

         At any time after any Security Document has been entered into, that Security Document is not in full force and effect or does not create, as security for the obligations expressed to be secured by it, valid, legally binding and enforceable Security over the assets expressed to be charged by it and having the ranking and priority which it is expressed to have.

15.1.15  MATERIAL ADVERSE CHANGE

         Any event(s) occur(s) or circumstances arise which the Lender reasonably determine to give grounds for believing that the Borrower and/or the Guarantor will or may not (or will or may be unable to) perform or comply with any one or more of the Borrower's obligations under any Finance Document, or the Lender reasonably determines that a material adverse change has occurred in the financial condition of the Borrower or the Guarantor or the market conditions since the date of this Agreement.

15.2  DEFAULT INTEREST

15.2.1   INTEREST ON OVERDUE SUMS

         If the Borrower does not pay any sum due under any Finance Document when due and in the manner required by that Finance Document, it shall pay interest in accordance with this clause 15.2 on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Lender (both before and after judgment).

                                                                             31.

15.2.2  DEFAULT INTEREST PERIODS AND RATES

        Under this clause 15.2 shall be calculated and payable by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of 1 month period or such shorter period as the Lender may from time to time select and the rate of interest applicable for a particular Interest Period or any part thereof shall be the rate per annum equal to the sum of 2% and the rate which would be applicable to that Interest Period under clause 6 if that overdue sum was a principal amount which was not overdue.

15.2.3  PAYMENT AND COMPOUNDING OF DEFAULT INTEREST

        Interest accrued under this clause 15.2 shall be due on demand but, if not previously demanded, the interest accrued on an overdue sum during a particular Interest Period shall be paid on the last day of that Interest Period. Any such interest not paid when due shall be added to the overdue sum and itself bear interest accordingly.

15.3 MISCELLANEOUS INDEMNITIES

     The Borrower shall on demand indemnify the Lender against any funding or other cost, loss, expense or liability (including loss of Margin) sustained or incurred by the Lender as a result of:

15.3.1 an Advance not being made by reason of non-fulfillment of any of the conditions precedent in any Finance Document, where compliance with such conditions precedent is within the Borrower's control, or the Borrower's purporting to revoke a notice requesting an Advance;

15.3.2 the occurrence or continuance of any Event of Default or Potential Event of Default; or

15.3.3 the Lender's receipt or recovery of all or any part of an Advance or overdue sum otherwise than on the last day of an Interest Period relating to that overdue sum.

                                                                             32.

15.4  CURRENCY INDEMNITY

15.4.1  In respect of any sum payable by the Borrower under any Finance
        Document (or any damages in relation thereto), Dollars shall be the sole currency of account and payment.

15.4.2 Any amount received or recovered by the Lender in a currency other than Dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in a Winding-up or otherwise) in respect of any sum due to it under any Finance Document shall only constitute a discharge to the Borrower and the Guarantor to the extent of the amount in Dollars which the Lender is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.4.3 If that Dollar amount is less than the amount expressed to be due to the Lender under any Finance Document, the Borrower shall indemnify the Lender against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For the purpose of this clause 15.4, it shall be sufficient for the Lender to show that it would have suffered a loss if it had made such a purchase.

15.5  INDEMNITIES ADDITIONAL

      Each indemnity in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement and the Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or the Guarantee or any judgment or order.

15.6  BREAKING COSTS

      If the Lender receives or recovers all or part of an Advance or overdue sum otherwise than on the last day of an Interest Period relating to that Advance or

                                                                             33.

      overdue sum, the Borrower shall pay the Lender an amount equal to the Breaking Cost (where the Breaking Cost is a positive number) and the Lender shall pay the Borrower the Breaking Cost (where the Breaking Cost is a negative number).

16. [DELETED PURSUANT TO LETTER AGREEMENT DATED SEPTEMBER 29, 2000.]

                                                                             34.

17.  MISCELLANEOUS

17.1  EXPENSES AND STAMP DUTY

      The Borrower shall reimburse the Lender on demand for:

17.1.1 all reasonable expenses (including taxes thereon and legal fees) incurred by the Lender in connection with the preparation, negotiation, entry into or registration of each Finance Document and/or any amendment, supplement, waiver or consent to or in respect of any Finance Document requested by or on behalf of the Borrower or the Guarantor (whether or not entered into or given) or in protecting, realising or enforcing, or any consideration by the Lender as to whether to realise or enforce the same,

                                                                             35.

        any of the Lender's rights under or in connection with any Finance Document and/or any such amendment, supplement, waiver or consent; and

17.1.2 any stamp, documentary, registration or similar taxes payable in connection with this Agreement and/or the Guarantee and any penalty for late payment or non-payment thereof.

17.2  LOAN ACCOUNTS

      The entries in the Lender's books shall be prima fade evidence of the existence and amounts of the Borrower's obligations recorded in them. The Lender's certificate as to any other sum payable to the Lender under any Finance Document, and any other certificate, determination, notification, opinion or the like of the Lender's provided for in any Finance Document shall be conclusive save for manifest error.

17.3  NOTICES

17.3.1 Each notice or other communication under any Finance Document shall be by fax or letter and shall be sent:

17.3.1.1 to the Borrower at fax no.(2711) 456-2104 or the Borrower's address set out below (in each case, marked for the attention of Mr M J Wessels); or

17.3.1.2 to the Lender at fax no. (353) 1 676 1094 or at the Lender's address set out below (in each case, marked for the attention of Peter Joseph O'Dwyer, Managing Director and Lawrence Richard Davidson, Financial Manager), with a copy to Gensec Bank Limited at fax number (2711) 778 6906 or at the address of Gensec Bank Limited set out below (in each case marked for the attention of the General Manager, Credit).

        or to such other fax number or address or marked for such other attention as the relevant party may from time to time notify the other for the purpose of any Finance Document.

                                                                             36.

17.3.2 Any such notice or communication from the Lender to the Borrower shall be conclusively deemed received by the Borrower when sent (if by fax), or when delivered (if by letter), to the appropriate number or address and shall be effective notwithstanding any change of fax number or address or that it be returned undelivered.

17.3.3 Any notice or communication to the Lender shall be conclusively deemed received by the Lender when actually received by the Lender (except that, if received by the Lender on a non-Business Day or after the Lender's normal banking hours, it shall be deemed received at the beginning of the Lender's normal banking hours on the next Business Day after such actual receipt).

17.3.4   Any notice or other communication shall be irrevocable.

17.3.4.1   Borrower's address:

             Picquerel House
             L'Islet
             St Sampsons
             Guernsey
             Channel Islands

17.3.4.2   Lender's address:

             3 Clanwilliam Square
             Grand Canal Quay
             Dublin 2
             Ireland

17.3.4.3   Gensec Bank Limited's address:

             3A Summit Road
             Dunkeld West
             Johannesburg
             2196

17.4  WAIVERS AND REMEDIES

      No failure by the Lender to exercise, or delay by the Lender in exercising any right or remedy under any Finance Document, will operate as a waiver thereof, nor will any single or partial exercise by the Lender of any right or

                                                                             37.

      remedy preclude any other or further exercise of that or any other right or remedy. The rights and remedies provided for in any Finance Document are cumulative and not exclusive of any other rights or remedies which the Lender may at any time have (whether provided by law or otherwise).

17.5  AMENDMENTS

      Any provision of any Finance Document and any Event of Default or Potential Event of Default may be amended, supplemented or waived only if the Lender (and, in the case of an amendment or supplement, the Borrower or, as the case may be, the Guarantor) so agree in writing. Any such waiver, and any consent by the Lender under any provision of any Finance Document, must be in writing and may be given subject to any conditions thought fit by the Lender. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

17.6  PARTIAL INVALIDITY

      The illegality, invalidity or unenforceability of any provision of any Finance Document under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision of that or any other Finance Document.

17.7  ASSIGNMENT

      Each Finance Document to which the Borrower is party shall benefit and bind the Borrower, the Lender and the Borrower's and the Lender's respective successors and permitted assignees. The Borrower may not assign or transfer all or any of its rights or obligations under any Finance Document. The Lender may at any time(s) assign or transfer all or any of its rights and obligations under any Finance Document without the Borrower's consent. Any reference to the Lender in any Finance Document shall be read and construed accordingly.

17.8  DISCLOSURE OF INFORMATION

      The Lender may disclose to any actual or potential assignee, sub-participant or the like such information about the Borrower, the Guarantor or any other Person as the Lender thinks fit.

                                                                             38.

17.9  SET-OFF

      By signing this Agreement, the Lender will authorise the Borrower to apply (without prior notice) any credit balance (whether or not then due) to which the Borrower are at any time beneficially entitled on any account at, any sum held to the Borrower's order by and/or any liability to the Lender of, any of the Lender's offices in or towards satisfaction of any sum then due from the Borrower to the Lender under any Finance Document and unpaid and, for that purpose, to convert one currency into another (but so that nothing in this clause 16.9 shall be effective to create a charge). The Lender shall not be obliged to exercise any right given to it by this provision.

17.10 GOVERNING LAW

      This Agreement, and the Borrower's agreement to be bound by it, shall be governed by and construed in accordance with the laws of England.

17.11 JURISDICTION

17.11.1 The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with any Finance Document and, accordingly, any legal action or proceedings arising out of or in connection with any Finance Document ("PROCEEDINGS") may be brought in those courts. The Borrower irrevocably submits to the jurisdiction of those courts and waive any objection to Proceedings in such courts, whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the Lender's benefit and shall not limit its right to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude it from taking Proceedings in any other jurisdiction, whether concurrently or not.

17.11.2 The Borrower irrevocably appoints Theodore Goddard as its authorised agent for service of process in England. If for any reason any process agent shall cease to act as such or no longer has an address in England, the Borrower shall appoint a new agent for service of process in England, and deliver to the Lender a copy of the new agent's acceptance of that appointment, within 30 days. Nothing shall affect the Lender's right to serve process in any other manner permitted by law.

                                                                             39.

17.12 COUNTERPARTS

        This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.



IN WITNESS whereof this document has been executed by the parties on 25 August 2000.


WITNESS:                                 for and on behalf of UTi WORLDWIDE INC


/s/ JOHN THOMPSON                        by          /s/ M. J. WESSELS
                                            ------------------------------------
                                         who warrants that he is duly authorised



WITNESS:                                 for and on behalf of GENSEC IRELAND
                                         LIMITED

/s/ S. SPARTANOS
                                         by /s/ P. J. O'DWYER /s/ L. R. DAVIDSON
                                            ------------------------------------
                                         who warrants that he is duly authorised

                                                                             40.

                                   SCHEDULE 1

                          CONDITION PRECEDENT DOCUMENTS

1.  The Guarantee duly signed by the Guarantor substantially in the form of
    Schedule 2.

2. Written confirmation from the Borrower supported by cash flow forecasts for the next year, that there will be sufficient cash flow to service the Facility and that the Facility shall be repaid within 12 months from draw down.

3.  Each Security Document, duly executed by the parties to it.

4. Certified copies of the constitutional documents of the Borrower and of the Guarantor.

5. Certified copies of the resolutions passed by the board of directors of the Guarantor authorizing each Finance Document to which it is a party and authorizing named persons to sign all relevant notices or other documents on their behalf and including, where appropriate, authorization to sign or seal such Finance Document as a deed.

6. Certified specimens of the signatories for the Guarantor to each Finance Document to which they are a party and of any other person authorized by any such resolutions to sign any such notice or other document.

7.  Certified copies of resolutions passed by the shareholders of the Guarantor.

8. A legal opinion from Baker & McKenzie, substantially in agreed form, in respect of this Agreement.

9. A legal opinion from Baker & McKenzie, substantially in agreed form, in respect of the Guarantee and the Assignment of Receivables.

10. A legal opinion from Harney Westwood & Riegels, substantially in agreed form, in respect of this agreement.

11. Execution by the relevant parties of the Acquisition Agreement and that Agreement becoming unconditional in accordance with its terms (except insofar as those terms relate to this agreement). Copies of that Agreement must be supplied to the Lender.

                                                                             41.

12. Evidence of the acceptance by the process agent of its appointment in clause
    17.11.2 of the Agreement.

13. Written confirmation by the Borrower of the expected date of the IPO. A final copy of the prospectus shall be forwarded to the Lender.

14. There being no material adverse changes in law, tax or capital adequacy regulations in any relevant jurisdiction nor any material change in any relevant guidelines in respect of equivalent loan transactions between the date of this Agreement and drawdown, nor any material adverse change with respect to the Borrower which could reasonably be expected to affect materially and adversely the ability of the Borrower to perform its obligations under this Agreement.

                                                                             42.

                                   SCHEDULE 2

                                    GUARANTEE

This Deed of Guarantee is given on ________________________________ by UTi (HK) Limited (the "Guarantor") in favour of Gensec Ireland Limited (the "Lender") and its assignees and successors as provided in clause 6.1 of this Guarantee.

AND WITNESSES as follows:

1.  INTRODUCTION

    By an Agreement dated today (the "FACILITY AGREEMENT") between the Lender and UTi Worldwide Inc. (the "BORROWER"), the Lender has agreed to make available to the Borrower a US Dollar bridge financing facility on the terms and conditions set out in the Facility Agreement. It is a condition precedent to the Facility becoming available that the Guarantor gives this Guarantee.

2.  INTERPRETATION

    Terms defined and references construed in the Facility Agreement (including the construction of references to the Facility Agreement) have the same meaning and construction in this Guarantee except to the extent that the context requires otherwise:

3.  GUARANTEE AND INDEMNITY

3.1 The Guarantor unconditionally and irrevocably guarantees to the Lender that, if for any reason the Borrower does not pay any sum payable by it under any Finance Document by the time, on the date and otherwise in the manner specified in that Finance Document (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum on demand by the Lender.

3.2 As between the Guarantor and the Lender (without affecting the Borrower's obligations) the Guarantor shall be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, the Guarantor shall not be discharged, nor shall its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor, including:

                                                                             43.

3.2.1 any time, indulgence, concession, waiver or consent at any time given to the Borrower or any other Person;

3.2.2 any amendment or supplement to any provision of any Finance Document or to any Security or other guarantee;

3.2.3 the making or absence of any demand on the Borrower or any other Person for payment;

3.2.4 the enforcement or absence of enforcement of any Finance Document or of any Security or other guarantee;

3.2.5  the taking, existence or release of any Security or other guarantee;

3.2.6 the Winding-up of the Borrower or any other Person, or any step being taken for any such Winding-up; or

3.2.7 the illegality, invalidity or unenforceability of, or any defect in, any provision of any Finance Document or any Security or other guarantee or any of the obligations of any of the parties under or in connection with any Finance Document or any Security or other guarantee.

3.3 The Guarantor's obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains to be lent under any Finance Document and the Lender has irrevocably received or recovered all sums payable under any Finance Document. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any Security or other guarantee at any time existing in favour of any Person, whether from the Guarantor or otherwise, and may be enforced without first having recourse to the Borrower, any other Person, any Security or any other guarantee. The Guarantor irrevocably waives all notices and demands of any kind.

3.4  So long as any sum remains to be lent or remains payable under any Finance
     Document:

3.4.1 any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee, to be indemnified by the Borrower, to prove in respect of any liability in the Winding-up of the Borrower or to

                                                                             44.

       take the benefit of or enforce any Security or other guarantee shall (and shall only) be exercised and enforced in such manner and on such terms as the Lender may require; and

3.4.2  any amount received or recovered by the Guarantor -

3.4.2.1 as a result of any exercise of any such right; or

3.4.2.2 in the Winding-up of the Borrower

       shall be held in trust for the Lender and immediately paid to the Lender.

3.5 The Guarantor shall on demand indemnify the Lender against any funding or other cost, loss, expense or liability (including loss of Margin) sustained or incurred by the Lender as a result of it being required for any reason (including any bankruptcy, insolvency, Winding-up or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Borrower under the Facility Agreement and shall in any event pay to the Lender on demand the amount so refunded by it.

3.6 For the purpose of enabling the Lender to maximize its recoveries in any actual or potential Winding-up, any amount received or recovered by the Lender (otherwise than as a result of a payment by the Borrower to the Lender) in respect of any sum payable by the Borrower under any Finance Document may be placed by the Lender in an interest bearing suspense account. That amount may be kept there (with any interest earned being credited to that account) unless and until the Lender is satisfied that it is not obliged to pay any further sum under any Finance Document and that it has irrevocably received or recovered the Advances, all interest accrued thereon and any other sums payable to it under any Finance Document.

3.7 As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees:

3.7.1 that any sum which, although expressed to be payable by the Borrower under any Finance Document, is for any reason (whether or not now existing and whether or not now known or becoming known to the Borrower, the Guarantor or the Lender) not recoverable from the

                                                                             45.

       Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Lender on demand and

3.7.2 as a primary obligation to indemnify the Lender against any loss suffered by it as a result of any sum expressed to be payable by the Borrower under any Finance Document not being paid by the time, on the date and otherwise in the manner specified in that Finance Document or any payment obligation of the Borrower under any Finance Document being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Borrower, the Guarantor or the Lender), the amount of that loss being the amount expressed to be payable by the Borrower in respect of the relevant sum.

4. REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Lender as follows:

4.1 The Guarantor is a limited liability company duly incorporated and validly existing under the laws of Hong Kong with power to enter into, exercise any rights and perform its obligations under each Finance Document to which it is party.

4.2 All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents, the making of registrations and the like) in order:

4.2.1 to enable it lawfully to enter into, exercise any rights and perform and comply with its obligations under each Finance Document to which it is party;

4.2.2 to ensure that those obligations are valid, legally binding and enforceable;

4.2.3 to ensure that those obligations rank and will at all times rank in accordance with clause 5.2;

                                                                             46.

4.2.4 to enable it to create the Security to be created by it by or pursuant to each Security Document to which it is party and to ensure that that Security has the priority and ranking which it is expressed to have; and

4.2.5 to make each Finance Document admissible in evidence in the courts of England have been taken, fulfilled and done.

4.3 Its entry into, exercise of any rights and/or performance of its obligations under any Finance Document do not and will not violate, or exceed any guaranteeing or other power or restriction granted or imposed by:

4.3.1  any law to which it is subject; or

4.3.2  its constitutional documents; or

4.3.3 any other agreement to which the Guarantor, the Borrower or any other member of the Group is a party or which is binding on either of them or their respective Assets;

     or (save as provided in the Security Documents) result in the existence of, or oblige either of them to create, any Security over those Assets.

4.4 The Guarantor's obligations under each Finance Document to which it is party are valid, binding and enforceable and each Security Document to which it is party creates (or, once entered into, will create) as security for the obligations expressed to be secured by it, valid, binding and enforceable Security over the assets expressed to be charged by it in favour of the Lender and having the priority and ranking expressed to be created by that Security Document.

4.5 No Event of Default or Potential Event of Default has occurred, or will occur as a result of making any Advance, except for any waived in accordance with clause 16.4 of the Facility Agreement.

4.6 No Security exists on or over the Assets of the Guarantor or any other member of the Group except as permitted by clause 4.2.

4.7 Its audited financial statements as at 31 January 2000 and for the year then ended and as delivered to the Lender (with copies of the related directors' and auditors' reports):

                                                                             47.

4.7.1 include such financial statements as are required by the laws of Hong Kong and accounting standards, principles and practices generally accepted in Hong Kong;

4.7.2 save as stated in the notes thereto, were prepared and audited in accordance with the laws of Hong Kong and International Accounting Standards, principles and practices generally accepted in Hong Kong and consistently applied; and

4.7.3 together with those notes, give a true and fair view of its financial condition and operations (or, in the case of consolidated accounts, the consolidated financial condition and operations of the Guarantor as at that date and for the year then ended.

4.8 There has been no material adverse change in the Guarantor's financial condition or operations since 31 January 2000, nor in the consolidated financial condition or operations of the Group since that date.

4.9 So far as it is aware, after having made due and careful enquiry, no litigation, arbitration or administrative proceeding is current, pending or threatened:

4.9.1 to restrain its entry into, exercise of any rights under and/or performance or enforcement of or compliance with its obligations under each Finance Document to which it is party; or

4.9.2  which has or could have a Material Adverse Effect on it or the Borrower.

4.10 No meeting has been convened for its Winding-up, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its Winding-up.

4.11 The Guarantor has good and marketable title to the assets expressed to be charged by it by or pursuant to the Security Documents free and clear of all Security except the Security created by or pursuant to, or permitted by, the Finance Documents.

4.12 There are no material facts in relation to the Guarantor and/or the Group and/or the Assets and affairs of the Guarantor and/or the Group which have not been disclosed to the Lender before the date of the Facility Agreement and which, if disclosed, might reasonably be expected adversely to affect the decision of a Person considering whether to provide finance to the Borrower or the Guarantor.

                                                                             48.

4.13 To the best of its knowledge each of the Borrower's representations and warranties in clause 13 of the Facility Agreement is correct.

4.14 Each of the representations and warranties in clauses 4.1 to 4.13 will be correct and complied with so long as any sum remains to be lent and/or remains payable under any Finance Document as if repeated then by reference to the then existing circumstances.

5.  UNDERTAKINGS

5.1 The Guarantor gives the undertakings set out in this clause 5 which will apply for as long as any sum remains to be lent and/or remains payable under any Finance Document.

5.2 Without prejudice to any other provision of this Guarantee, the Guarantor's payment obligations under each Finance Document to which it is party rank and will at all times rank at least equally and ratably in all respects with all its other unsecured Indebtedness other than such Indebtedness as would, by virtue only of the operation of law, be preferred in the event of its Winding-up.

5.3 The Guarantor will not, and will use its best endeavours to ensure that no other member of the Group will, create or have outstanding any Security on or over its Assets except for:

5.3.1 liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of its business in respect of Indebtedness which either -

5.3.1.1  has been due for less than 7 days; or

5.3.1.2  is being contested in good faith and by appropriate means;

5.3.2 pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists;

                                                                             49.

5.3.3 the Security detailed in the Exhibit to this Guarantee (but, except with the prior consent of the Lender, the principal, capital or nominal amount secured by any such Security may not be increased beyond the maximum such amount which may be secured by the relevant Security at the date of the Facility Agreement as detailed in that Exhibit);

5.3.4 any Security existing at the time of acquisition on or over any Asset acquired by it (otherwise than from another member of the Group) after the date of the Facility Agreement and not created in contemplation of or in connection with that acquisition (but, except with the prior consent of the Lender, the principal, capital or nominal amount secured by any such Security and outstanding at the time of acquisition may not be increased);

5.3.5 any Security created by a member of the Group (other than the Borrower, or the Guarantor) in favour of the Borrower or the Guarantor;

5.3.6 in the case of a Person which becomes a member of the Group after the date of the Facility Agreement, any Security existing on or over its Assets when it becomes a member of the Group and not created in contemplation of or in connection with it becoming a member of the Group (provided that, except with the prior consent of the Lender,

5.3.6.1 the principal, capital or nominal amount secured by any such Security and outstanding when the relevant Person becomes a member of the Group may not be increased except by reason of any fluctuation in the amount outstanding under, and within the limits and in accordance with the terms of, facilities which exist and are secured by the relevant Security when it becomes a member of the Group; and

5.3.6.2 no Indebtedness may be secured by any such Security which is not secured by the relevant Security when the relevant Person becomes a member of the Group;

5.3.7 any Security created on any Asset acquired by it after the date of the Facility Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding 80% of the cost of that acquisition;

                                                                             50.

5.3.8 any Security on credit balances with a bank or similar financial institution as security for back-to-back or similar finance or net overdraft facilities to be provided to the Guarantor;

5.3.9 any other Security created or outstanding with the prior written consent of the Lender;

5.3.10 any other Security created or outstanding on or over Assets of the Guarantor provided that the aggregate outstanding principal, capital or nominal amount secured by all Security created or outstanding under this exception on or over Assets of the Borrower and the Guarantor must not at any time exceed US$5,000,000 or its equivalent (as reasonably determined by the Lender) in respect of any one Asset or US$25,000,000 or its equivalent (as reasonably determined by the Lender) in the aggregate.

5.4  DISPOSALS

5.4.1 The Guarantor will not and will ensure that no other member of the Group will (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) its Assets.

5.4.2 The following disposals shall not be taken into account under this clause 5.4, except in the case of Assets expressed to be subject to a fixed Charge or assignment under or pursuant to any Security Document:

5.4.2.1  disposals in the ordinary course of trading;

5.4.2.2 disposals at arm's length and on normal commercial terms of obsolete Assets;

5.4.2.3 the payment of cash as consideration for the acquisition of any Asset at arm's length and on normal commercial terms;

                                                                             51.


5.4.2.4 the temporary application of funds not immediately required in the relevant Person's business in the purchase or making of short-term investments, or the realisation of such investments;

5.4.2.5 any disposal which the Lender shall have agreed in writing shall not be taken into account.

5.4.3 It will ensure that there is no material change in the nature of its business, or the business of the Borrower (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise).

5.4.4 It will not do or omit to do anything which would. or might result in a change in control of itself or the Borrower.

5.4.5 It will notify the Lender of the occurrence of any Event of Default or Potential Event of Default immediately upon becoming aware of it and will from time to time on request promptly deliver to the Lender a certificate stating that, so far as it is aware, no Event of Default or Potential Event of Default has occurred or setting out details of any Event of Default or Potential Event of Default of which it is aware and the action taken or proposed to be taken to remedy it.

5.5  ACCOUNTS

5.5.1 As soon as available and in any event within 90 days after the end each of its financial years (beginning with the current one), it will deliver to the Lender a copy of its annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year, together with copies of the related directors' and auditors' reports.

5.5.2 At the same time as sent to its shareholders (or any class of its shareholders) or creditors, it will deliver to the Lender a copy of any circular, document or other written information sent to its shareholders (or any class of its shareholders) or creditors as such.

                                                                             52.

5.5.3 With each set of accounts delivered under clause 5.5.1, it will deliver to the Lender a certificate listing its subsidiaries and subsidiary undertakings as at the end of the relevant financial year.

5.5.4 It will promptly deliver to the Lender details of any litigation, arbitration or administrative proceeding which has rendered or may render the representation and warranty in clause 4.7 incorrect.

5.5.5 It will promptly deliver to the Lender such information relating to its financial condition or business as the Lender may from time to time reasonably request.

6.  MISCELLANEOUS

6.1  ASSIGNMENT

6.1.1 Each Finance Document to which it is party shall be binding on the Guarantor and its successors and shall benefit the Lender, its assignees and their respective successors. Any reference in this Guarantee to the Lender shall be construed accordingly. The Guarantor may not transfer all or part of its obligations under any Finance Document.

6.1.2 Any assignment or transfer by the Lender in accordance with clause 16.7 of the Facility Agreement of all or part of its rights under the Facility Agreement will assign or, as the case may be, transfer all or, as the case may be, the corresponding part of its rights under this Guarantee. No consent shall be required from the Guarantor to any such assignment or transfer.

6.1.3 Each notice or other communication under this Guarantee shall be made as provided in clause 17.3 of the Facility Agreement (which clause, with any necessary consequential amendments, shall apply to the Guarantor and this Guarantee). The initial fax number, address and marking (if any) designated by the Guarantor for the purpose of this Guarantee are as follows:

                                                                             53.

                  Fax No:    (852) 2755 4235


                  Address:   14/F, COL Tower
                             World Trade Square
                             123 Hoi Bun Road
                             Kwun Tong
                             Kowloon
                             Hong Kong
                             Attention: Mr Brian Dangerfield

6.1.4  General: Paragraphs 9 (Taxes), 12 (Payments), 15.4 (Currency Indemnity),
       15.5 (Indemnities Additional), 17.2 (Loan Accounts), 17.4 (Waivers and Remedies), 17.6 (Partial Invalidity), 17.8 (Disclosure of Information) and 17.9 (Set-off) of the Facility Agreement shall apply, with any necessary consequential amendments, to the Guarantor and this Guarantee. The Guarantor is aware of and accepts the provisions of clause 17.5 (Amendments) of the Facility Agreement.

6.1.5 Governing Law: This Guarantee shall be governed by and construed in accordance with the laws of Hong Kong.

6.2  JURISDICTION

     The courts of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with any Finance Document and, accordingly, any legal action or proceedings arising out of or in connection with any Finance Document ("Proceedings") may be brought in those courts. The Guarantor irrevocably submits to the jurisdiction of those courts and waives any objection to Proceedings in such courts, whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Lender and shall not limit the right of the Lender to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Lender from taking Proceedings in any other jurisdiction, whether concurrently or not.

                                                                             54.

IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the day and year first above written.


THE GUARANTOR


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